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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" included in the Registration Statement on Form S-3 and the related Prospectus of Hewlett-Packard Company for the registration of up to $3,000,000,000 of various securities and to the incorporation by reference therein of our report dated November 13, 2001, except for Note 19, as to which the date is December 6, 2001, with respect to the consolidated financial statements and schedule of Hewlett-Packard Company included in its Annual Report on Form 10-K/A for the year ended October 31, 2001, filed with the Securities and Exchange Commission.

                                                 /s/ ERNST & YOUNG LLP

San Jose, California
February 19, 2002